Exhibit 99.1

Investor Contact:	Steve Zenker
(239) 498-8066
stevezenker@wcicommunities.com

FOR IMMEDIATE RELEASE

WCI Discusses Emerging Issues Task Force Initiative

Bonita Springs, FL (September 8, 2006) – WCI Communities, Inc. (NYSE: WCI), today announced that financial reporting for residential tower development, which represents a significant component of its business, may be affected in future reporting periods by the conclusion of an issue that is being addressed by the Emerging Issues Task Force (the “EITF”) of the Financial Accounting Standards Board (FASB). The EITF initially discussed Issue No. 06-8, “Applicability of the Assessment of a Buyer’s Continuing Investment under FASB Statement No. 66, Accounting for Sales of Real Estate, for Sales of Condominiums” on September 7, 2006.

Although no conclusion has been formally published by the FASB or EITF on this issue, the EITF reached a tentative conclusion that the continuing investment criteria of Financial Accounting Standard No. 66 (paragraph 12 in particular) should be applied in determining whether to apply the percentage-of-completion method to the reporting of revenues when individual units in condominiums projects are sold separately.

While the specifics of this new rule are yet to be determined and public comments have not yet been considered by the EITF or FASB, if the preliminary conclusion is ultimately issued, it could require that additional deposits be collected by the developers of such condominiums that wish to apply the percentage-of-completion accounting method. If increased deposits are not collected, the deposit accounting method may be applied during the construction period. If this requirement is adopted, WCI may either collect additional deposits in order to report revenues using the percentage-of-completion method or instead delay the financial reporting of revenues until the closing of condominium purchase contracts associated with relevant towers after the pronouncement becomes effective, tentatively January 1, 2008 for a calendar-year reporting company.

About WCI

WCI Communities, Inc., named America’s Best Builder in 2004 by the National Association of Home Builders and Builder Magazine, has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI caters to primary, retirement, and second-home buyers in Florida, New York, New Jersey, Connecticut, Maryland and Virginia. The company offers traditional and tower home choices with prices from the low-$200,000s to more than $10 million and features a wide array of recreational amenities in its communities. In addition to homebuilding, WCI generates revenues from its Prudential Florida WCI Realty Division, its mortgage and title businesses, and its recreational amenities, as well as through land sales and joint ventures. The company currently owns and controls developable land on which the company plans to build over 21,500 traditional and tower homes.

###

For more information about WCI and its residential communities visit

www.wcicommunities.com

Click here to join our email list: http://www.b2i.us/irpass.asp?BzID=631&to=ea&s=0

Certain information included herein and in other company reports, Securities and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company’s anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, and ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI’s ability to compete in real estate markets where we conduct business; the availability and cost of land in desirable areas in its geographic markets and elsewhere and our ability to expand successfully into those areas; WCI’s ability to obtain necessary permits and approvals for the development of its lands; the availability of capital to WCI and our ability to effect growth strategies successfully; WCI’s ability to pay principal and interest on its current and future debts; WCI’s ability to maintain or increase historical revenues and profit margins; availability of labor and materials and material increases in labor and material costs; increases in interest rates and availability of mortgage financing; increases in construction and homeowner insurance and limitations on the availability of insurance, the level of consumer confidence; adverse legislation or regulations; unanticipated litigation or adverse legal proceedings; natural disasters; and changes in general economic, real estate and business conditions. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company’s actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.